EXHIBIT 23(b)


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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-109070 of CEL-SCI Corporation on Form S-1/A of our report dated December 15, 2003, appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

McLean, Virginia
December 15, 2003